UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): June 16, 2020
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Babcock & Wilcox Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street, Suite 650 Akron, Ohio	44305
(Address of principal executive offices)	(Zip Code)

(330) 753-4511
Registrant’s Telephone Number, including Area Code:
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 16, 2020, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Babcock & Wilcox Enterprises, Inc. (the “Company”), the stockholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (amended and restated as of June 16, 2020) (the “Fifth Amended and Restated 2015 LTIP”). The Fifth Amended and Restated 2015 LTIP became effective upon such stockholder approval.
The Fifth Amended and Restated 2015 LTIP amends and restates in its entirety the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (amended and restated as of June 14, 2019, and subsequently amended on July 24, 2019) (the “Fourth Amended and Restated 2015 LTIP”). The Fifth Amended and Restated 2015 LTIP, among other immaterial changes, increases the number of shares available for awards by 3,000,000 shares of the Company’s common stock, subject to adjustment as provided under the plan document.
The terms and conditions of the Fifth Amended and Restated 2015 LTIP, to the extent they differ from the terms and conditions of either the Fourth Amended and Restated 2015 LTIP or the prior version of such plans document, do not apply to, or otherwise impact, previously granted or outstanding awards under such plan versions. Instead, outstanding awards under such prior plan versions will continue in effect in accordance with their terms. The description of the Fifth Amended and Restated 2015 LTIP is qualified in its entirety by reference to the full text of the Fifth Amended and Restated 2015 LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
As described above, the Company held the Annual Meeting on June 16, 2020. The final voting results for the following proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.
Proposal 1:
The approval of amendments to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board and provide for annual elections of all directors beginning at the 2022 annual meeting of stockholders, did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,713,088	130,541	72,124	15,920,902
Proposal 2:
The election of Matthew E. Avril and Alan B. Howe to serve as Class I directors of the Company to serve until the Company’s 2022 annual meeting of stockholders was contingent upon the approval of Proposal 1 to declassify the Board. Since Proposal 1 was not approved at the Annual Meeting, Proposal 2 was deemed null and void.

Proposal 3:
As Proposal 1 was not approved, the stockholders elected Matthew E. Avril and Alan B. Howe to serve as Class II directors of the Company, to serve a term of three years expiring at the Company’s 2023 annual meeting of stockholders. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew E. Avril	21,731,098	1,184,655	15,920,902
Alan B. Howe	19,310,457	3,605,296	15,920,902
Proposal 4:
The approval of amendments to the Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and the Company’s Amended and Restated Bylaws did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,554,936	301,025	59,792	15,920,902
Proposal 5:
The stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The voting results were as follows:

Votes For	Votes Against	Abstain
38,639,443	175,263	21,949
Proposal 6:
The stockholders approved, on a non-binding basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,505,948	5,318,116	91,689	15,920,902

Proposal 7:
The stockholders approved the Company’s Fifth Amended and Restated 2015 LTIP. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,852,429	994,639	68,685	15,920,902
Item 9.01.     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (Amended and Restated as of June 16, 2020) (incorporated by reference to Appendix D to the Babcock & Wilcox Enterprises, Inc. Definitive Proxy Statement filed with the Securities and Exchange Commission on May 5, 2020).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Babcock & Wilcox Enterprises, Inc.

June 19, 2020    By:    /s/ Louis Salamone
        Louis Salamone
        Executive Vice President, Chief Financial Officer and Chief Accounting     Officer
(Principal Accounting Officer and Duly Authorized Representative)